Exhibit 99.1

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is entered into as of May 14, 2017, by and between IWeb Inc., a Nevada corporation (the “Company”), and Wai Hok Fung, an individual resident of Hong Kong (“Shareholder”).

RECITALS

WHEREAS, Shareholder is the record and beneficial owner of 49,995,000 of the issued and outstanding shares (the “Shareholder Shares”) of the common stock of the Company, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company desires to sell, assign and transfer to the shareholders of Enigma Technology International Corporation, a British Virgin Islands company (“Enigma BVI”) 63,000,000 shares of Common Stock in consideration for the Company’s acquisition of all of the issued and outstanding capital stock of Enigma BVI (the “Share Exchange”); and

WHEREAS, in connection with the Share Exchange, the Company desires to repurchase from the Shareholder, and the Shareholder desires to sell and transfer to the Company, 39,495,000 of the Shareholder Shares (the “Repurchase Shares”) pursuant to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Repurchase. Subject to the terms and conditions of this Agreement, the Shareholder will sell, assign, transfer and deliver the Repurchase Shares to the Company, free and clear of all liens, encumbrances, mortgages, charges, security interests, options and pledges of every kind (collectively, “Encumbrances”) for a total purchase price of One Dollar ($1.00), effective immediately prior to the consummation of the Share Exchange. The Shareholder shall deliver any certificates representing the Repurchase Shares to the Company, together with an assignment separate from certificate in the form attached hereto as Exhibit A.

2.       Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Company as follows:

(a)       Power to Execute. The Shareholder has the requisite power and authority to execute this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to the Company pursuant to this Agreement. This Agreement is a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(b)       Title to Redeemed Shares. The Shareholder is the sole record and beneficial owner of the Repurchase Shares, and legal and valid title to and ownership of the Repurchase Shares will be conveyed to the Company upon the consummation of this Agreement, free and clear of any and all Encumbrances, covenants, conditions, restrictions, voting trust arrangements, and adverse claims or rights whatsoever, except restrictions on transfer under applicable federal and state securities laws.

(c)       Tax and Legal. The Shareholder has, to the extent he deems necessary, received independent tax and legal advice from attorneys and tax professionals of his choice with respect to the advisability of executing this Agreement.

(d)       Independent Investigation. The Shareholder has made such investigation of the facts pertaining to this Agreement, and all the matters pertaining thereto, as he deems necessary.

(e)       No Additional Representations. Except as expressly provided herein, no person has made any statement or representation to the Shareholder regarding any fact relied upon by the Shareholder in entering into this Agreement and the Shareholder specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

(f)       No Brokers. The Shareholder has not employed any broker, finder or agent, nor otherwise become obligated in any way to pay any broker’s, finder’s, agent’s, or similar fee with respect to the repurchase of the Repurchase Shares.

3.       Miscellaneous.

(a)       Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

(b)       Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

(c)       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)       Governing Law. This Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of Nevada without reference to choice of, or conflict of, law rules. To the extent any lawsuit is permitted under this Agreement, the parties irrevocably consent to the sole jurisdiction of the federal and state courts of Nevada. Each of the parties waive, to the fullest extent permitted by law, any objection such party may have to the venue and any claim that the forum is inconvenient. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(d).

(e)       Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or email) each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

(f)       Article and Section Headings and References. The article and section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular article, section or subsection shall refer to an article, section or subsection of this Agreement, unless specified otherwise.

(g)       Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to such subject matter.

(h)       Further Assurances. The Shareholder and the Company each agree to cooperate fully with the other and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other to evidence and reflect better the transactions described and contemplated herein and to carry into effect the intents and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Repurchase Agreement as of the date first written above.

THE COMPANY:		SHAREHOLDER:

IWEB, INC.

By:	/s/ Wai Hok Fung	/s/ Wai Hok Fung
Name:	Wai Hok Fung	Wai Hok Fung
Title:	President and CEO

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

AND AUTHORIZATION TO TRANSFER

[see attached]

ASSIGNMENT SEPARATE FROM CERTIFICATE

AND AUTHORIZATION TO TRANSFER

FOR VALUE RECEIVED, pursuant to the terms of that certain Repurchase Agreement, dated as of May 14, 2017, and effective as of the date given below, Wai Hok Fung hereby sells, assigns and transfers unto IWeb, Inc., a Nevada corporation (the “Company”), 39,495,000 of the shares of common stock of the Company, par value $0.0001 per share, standing in his name on the books of the Company, and does hereby irrevocably constitute and appoint any officer of the Company as attorney-in-fact to transfer such shares of stock on the books of the Company with full power of substitution in the premises.

Dated: May 15, 2017

Wai Hok Fung

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